UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2008

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification
of incorporation)		Number)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 5, 2008, Arch Chemicals, Inc. (the “Company”) entered into a definitive agreement to acquire the water treatment chemicals business (the “Business”) of Advantis Technologies, Inc. (the “Transaction”), a subsidiary of Rockwood Holdings, Inc.  Under the terms of the Asset Purchase Agreement dated as of September 5, 2008, by and among the Company, Advantis, Rockwood Specialties Inc. and Rockwood Holdings, Inc. (the “Asset Purchase Agreement”), the Company will acquire the assets of the Business for a purchase price of $130 million in cash, subject to a working capital adjustment, which is based on the working capital of the Business as of the closing and as provided in the Asset Purchase Agreement.

The Transaction is subject to regulatory approvals and other closing conditions.  The Company expects the Transaction to be consummated early in the fourth quarter of 2008.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.  A copy of the press release announcing the Transaction is attached as Exhibit 99.1 hereto.
.

Item 9.01.  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of September 5, 2008 among Rockwood Specialties Inc., Advantis Technologies, Inc., Arch Chemicals, Inc. and Rockwood Holdings, Inc.

99.1	Press Release of the Registrant dated September 8, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC. (Registrant)

By:	/s/ Sarah A. O'Connor
Sarah A. O'Connor
Vice President, General Counsel and Secretary

Date: September 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of September 5, 2008 among Rockwood Specialties Inc., Advantis Technologies, Inc., Arch Chemicals, Inc. and Rockwood Holdings, Inc.

99.1	Press Release of the Registrant dated September 8, 2008.